News

February 25, 2021

Caterpillar contact:
Kate Kenny
Global Government & Corporate Affairs
Mobile: 309-361-9333
Email: Kenny_Kate@cat.com

FOR IMMEDIATE RELEASE

GENERAL MOTORS EXECUTIVE TO JOIN
CATERPILLAR’S BOARD OF DIRECTORS

Deerfield, IL – Caterpillar Inc. (NYSE: CAT) announced today that Gerald Johnson has been elected to the Caterpillar board of directors effective March 1, 2021.

Johnson, 58, is executive vice president of Global Manufacturing at General Motors (GM) Company, a role he has held since 2019. Johnson joined GM as part of a co-op program in 1980 and has held roles of increasing responsibility, including several manufacturing and quality roles in North America and abroad. Prior to his current position, he most recently served as vice president of North America Manufacturing and Labor Relations and vice president of Operational Excellence. Johnson serves on the Kettering University Board of Trustees.

“Gerald has extensive manufacturing and technical expertise as well as a broad range of global experiences,” said Caterpillar Chairman and CEO Jim Umpleby. “He is recognized for his leadership in sustainability and commitment to promoting diversity, equity and inclusion. His skills and insight will complement our board, and I look forward to working with him.”
Johnson joins 11 other members on Caterpillar’s board of directors and will serve on the Public Policy and Governance Committee.

About Caterpillar
With 2020 sales and revenues of $41.7 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines, and diesel-electric locomotives. Since 1925, we’ve been driving sustainable progress and helping customers build a better world through innovative products and services. Throughout the product life cycle, we offer services built on cutting-edge technology and decades of product expertise. These products and services, backed by our global dealer network,
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provide exceptional value to help our customers succeed. We do business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries, and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/social-media.

Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.

Caterpillar Public Release                 #